UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 6, 2006
Allegheny Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-12001	25-1792394

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Six PPG Place, Pittsburgh, Pennsylvania	15222-5479

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (412) 394-2800
N/A

(Former name or former address, if changed since last report).
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
Allegheny Technologies Incorporated has settled previously disclosed litigation with Kaiser Aerospace & Electronics Corporation. As a result of the settlement, ATI’s results for the fourth quarter and full year 2005 reflect an additional after-tax special charge of $1.6 million, or $0.01 per share. Including this additional special charge, net income for the 2005 fourth quarter was $118.8 million, or $1.17 per share and net income for 2005 was $359.8 million, or $3.57 per share. As reported on January 25, 2006, excluding the net special gain, net income for the fourth quarter 2005 was $97.9 million, or $0.96 per share, and $338.9 million, or $3.36 per share, for the full year 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY TECHNOLOGIES INCORPORATED

By:	/s/ Jon D. Walton

Jon D. Walton Executive Vice President, Human Resources, Chief Legal and Compliance Officer
Dated: February 6, 2006